EXHIBIT 21

SUBSIDIARIES OF THE CORPORATION

As of January 3, 2009

(Does not include inactive subsidiaries)

Name	State or other jurisdiction of organization
Bahco Bisov Svenska AB	Sweden
SNA Europe (Benelux) B.V.	Netherlands
OOO Bahco Tools International	Russia
Bahco Magyarország Szerszámkereskedelmi Kft.	Hungary
SNA Europe - Poland Sp zo.o	Poland
Bahco Vaerktøj A/S	Denmark
Bahco Verktøej A/S	Norway
Blackhawk, S.A.	France
Creditcorp SPC, LLC	Wisconsin
Deville SA	France
Equipment Services, Inc.	Delaware
Eurotools France S.A.R.L.	France
Eurotools Investigación	Spain
FE Bahco Tools	Belarus
Hangzhou Wanda Air Tools	China
Hofmann Japan, K.K.	Japan
Hofmann Sopron Kft	Hungary
IDSC Holdings LLC	Wisconsin
JV Bahco Bisov	Belarus
Kapman AB	Sweden
Mitchell Repair Information Company, LLC	Delaware
New Creditcorp SPC,LLC	Wisconsin
NovGaro	Russia
Proco, S.L.	Spain
Shucheng Wanda Tools Co. Ltd	China
Sioux Tools, Inc.	Iowa
SN SecureCorp Dublin Limited	Ireland
SN SecureCorp Sales Limited	United Kingdom
SNA E (Australia) Pty Ltd.	Australia
SNA E Endustriyel Mamuller Ticaret Limited Sirketi	Turkey
SNA Europe (Finland) Oy	Finland
SNA Europe (Industrias) SA	Portugal
SNA Europe (Industries) AB	Sweden
SNA Europe (Italia) SpA	Italy
SNA Europe (Services) AB	Sweden
SNA Europe (Sweden) AB	Sweden
SNA Europe Industries Iberia S.A.	Spain
SNA Europe SAS	France
SNA Germany GmbH	Germany
SNA Solutions UK Ltd.	United Kingdom
SNA-E (Argentina) S.A.	Argentina
SNA-E Chile Ltda.	Chile
Snap-on (Thailand) Company Limited	Thailand
Snap-on Africa (Proprietary) Limited	South Africa
Snap-on Asia Manufacturing (Kunshan) Co. Ltd.	China

2008 ANNUAL REPORT	99

Name	State or other jurisdiction of organization
Snap-on Business Solutions (Alison) Inc.	Florida
Snap-on Business Solutions Inc.	Delaware
Snap-on Business Solutions Limited	United Kingdom
Snap-on Business Solutions Japan Company	Japan
Snap-on Business Solutions GmbH	Germany
Snap-on Business Solutions SRL	Italy
Snap-on Business Solutions SARL	France
Snap-on Business Solutions SA	Spain
Snap-on Capital Corp.	Delaware
Snap-on Credit Canada Ltd.	Ontario
Snap-on Credit LLC	Delaware
Snap-on do Brasil Comercio e Industria Ltda.	Brazil
Snap-on Equipment Europe Ltd.	Ireland
Snap-on Equipment France, S.A.	France
Snap-on Equipment GmbH	Germany
Snap-on Equipment Ltd.	United Kingdom
Snap-on Equipment S.r.l.	Italy
Snap-on Europe Holding B.V.	Netherlands
Snap-on Finance B.V.	Netherlands
Snap-on Finance UK Limited	United Kingdom
Snap-on Global Holdings, Inc.	Delaware
Snap-on Holdings AB	Sweden
Snap-on Illinois Holdings LLC	Illinois
Snap-on Illinois Services LLC	Illinois
Snap-on Investment Limited	United Kingdom
Snap-on Logistics Company	Wisconsin
Snap-on SecureCorp Insurance Company Ltd.	Bermuda
Snap-on SecureCorp, Inc.	Wisconsin
Snap-on Tools (Australia) Pty. Ltd.	Australia
Snap-on Tools B.V.	Netherlands
Snap-on Tools China Trading (Shanghai) Co. Ltd.	China
Snap-on Tools Company LLC	Delaware
Snap-on Tools Hong Kong Limited	Hong Kong
Snap-on Tools International LLC	Delaware
Snap-on Tools Italia S.r.l.	Italy
Snap-on Tools Japan, K.K.	Japan
Snap-on Tools Korea Ltd.	Korea
Snap-on Tools of Canada Ltd.	Canada
Snap-on Tools Private Limited	India
Snap-on Tools Singapore Pte Ltd	Singapore
Snap-on Trading (Shanghai) Co., Ltd.	China
Snap-on U.K. Holdings Limited	United Kingdom
Snap-on/Sun de Mexico, S.A. de C.V.	Mexico
Sun Electric Austria GmbH	Austria
Snap-on Business Solutions India Private Limited	India
Wanda Snap-on (Zhejiang) Co., Ltd.	China
Z International SAS	France

100	SNAP-ON INCORPORATED